Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Select Tax-Free Income Portfolio
811-06624


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           1,747,754
   Against
              222,637
   Abstain
              122,802
   Broker Non-Votes
              493,637
      Total
           2,586,830


To approve a new sub-advisory agreement.


   For
           1,754,901
   Against
              220,757
   Abstain
              117,535
   Broker Non-Votes
              493,637
      Total
           2,586,830



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236565.